EXHIBIT 32.2

CERTIFICATIONS OF THE CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE SARBANES-OXLEY ACT

            In connection with the Quarterly Report of AeroGrow International, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2012 (the “Report”), as filed with the Securities and Exchange Commission, I, H. MacGregor Clarke, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

 (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this Report.

Date: August 10, 2012	By:	/s/ H. MacGregor Clarke
H. MacGregor Clarke
Chief Financial Officer (Principal Financial Officer)